UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2012

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio (Address of Principal Executive Offices)		45334-0629 (Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2012, Thor Industries, Inc. (the “Company”) entered into an agreement (the “Agreement”) with (i) Stephen Adams, in his individual capacity, and Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust (together, the “First Credit Agreement Borrower”), and (ii) Marcus Lemonis and the First Credit Agreement Borrower (together, the “Third Credit Agreement Borrower” and together with the First Credit Agreement Borrower, the “Borrower”). Pursuant to the Agreement, the First Credit Agreement Borrower has agreed to prepay six million dollars due to the Company on January 15, 2014 (the “Prepayment”) under that certain credit agreement, dated January 15, 2009, between the Company and the First Credit Agreement Borrower. In exchange for the Prepayment, the Company has agreed to extend the maturity date on six million dollars owed by the Third Credit Agreement Borrower to the Company, under that certain credit agreement, dated December 22, 2009, between the Company and the Third Credit Agreement Borrower (the “Third Credit Agreement”), to August 30, 2015 (the “Extension”). The parties have agreed that as long as the Prepayment is made on or before January 15, 2013, the Company and the Third Agreement Borrower will amend the Third Credit Agreement to reflect the Extension.

A copy of the Agreement is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2012 annual meeting of stockholders (the “Annual Meeting”) on December 11, 2012. At the Annual Meeting, there were 47,955,330 shares of common stock of the Company present in person or by proxy and entitled to vote. The Company’s stockholders were asked to vote on three proposals: (1) the election of three directors, (2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013 and (3) the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Proposal #1 – Election of Directors. The stockholders elected three nominees, Andrew E. Graves, Alan Siegel, and Geoffrey A. Thompson, as Class C directors to hold office until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualified, by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Andrew E. Graves	44,533,816	561,114	2,860,400
Alan Siegel	43,974,114	1,120,816	2,860,400
Geoffrey A. Thompson	44,407,178	687,752	2,860,400

The Class B directors are Peter B. Orthwein and James L. Ziemer; their terms expire at the 2013 annual meeting of stockholders. The Class A directors are J. Allen Kosowsky and Jan H. Suwinski; their terms expire at the 2014 annual meeting of stockholders.

Proposal #2 – Ratification of Deloitte & Touche LLP. The stockholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013, by the following vote:

For	Against	Abstentions	Broker Non-Votes
46,414,131	1,500,363	40,836	0

Proposal #3 – Advisory Vote to Approve Compensation of Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, by the following vote:

For	Against	Abstentions	Broker Non-Votes
44,222,503	264,246	608,181	2,860,400

Item 8.01	Other Events.

On December 11, 2012, the Board of Directors of the Company declared a special cash dividend of $1.50 per share of common stock and approved an acceleration of the payment of the Company’s regular quarterly dividend of $0.18 per share from January 2013 to December 2012. Both the special dividend and the regular dividend are payable on December 28, 2012 to shareholders of record at the close of business on December 21, 2012. A copy of the Company’s press release announcing the special dividend and regular dividend is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Agreement, dated December 12, 2012, between the Company and the Borrower

99.1	Copy of press release, dated December 11, 2012, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: December 14, 2012	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement, dated December 12, 2012, between the Company and the Borrower

99.1	Copy of press release, dated December 11, 2012, issued by the Company